Exhibit 4.16

CERTIFICATE OF INCORPORATION

OF

THRALL TRINITY FREIGHT CAR, INC.

—oOo—

ARTICLE I

Name

The name of the corporation is THRALL TRINITY FREIGHT CAR, INC.

ARTICLE II

Registered Office and Agent

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

Authorized Capital Stock

The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, with a par value of one dollar ($1.00) per share.

ARTICLE V

Sole Incorporator

The name and mailing address of the sole incorporator is:

Michael G. Fortado

2727 Stemmons Freeway

Dallas, Texas 75207

ARTICLE VI

Duration

The corporation is to have a perpetual existence.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of October, 2001.

/s/ Michael G. Fortado
Michael G. Fortado, Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Thrall Trinity Freight Car, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Thrall Trinity Freight Car, Inc. be amended by changing Article I thereof so that, as amended, said Article shall read as follows:

“Article I: The name of the corporation is Trinity North American Rail Car, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Thrall Trinity Freight Car, Inc. has caused this certificate to be signed by Michael G. Fortado, its Vice President and attested by James E. Perry, its Assistant Secretary this 21st day of July, 2005.

Thrall Trinity Freight Car, Inc.

By:	/s/ Michael G. Fortado

Michael G. Fortado
Vice President

ATTEST:

By:	/s/ James E. Perry

James E. Perry
Assistant Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

Trinity North American Rail Car, Inc., a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Trinity North American Rail Car, Inc. be amended by changing Article I thereof so that , as amended, said Article shall read as follows:

“Article I: The name of the corporation is Trinity North American Freight Car, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforementioned amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Trinity North American Rail Car, Inc. has caused this certificate to be signed by Michael G. Fortado, its Vice President and attested by James E. Perry, its Assistant Secretary this 21st day of July, 2005.

Trinity North American Rail Car, Inc.

By:	/s/ Michael G. Fortado

Michael G. Fortado
Vice President

ATTEST:

By:	/s/ James E. Perry

James E. Perry
Assistant Secretary

CERTIFICATE OF MERGER

OF

TRINITY EE, INC.,

a Delaware Corporation

WITH AND INTO

TRINITY NORTH AMERICAN FREIGHT CAR, INC.,

a Delaware Corporation

The undersigned corporations organized and existing under and by virtue of the Delaware General Corporation Law (“DGCL”), do hereby certify that:

FIRST:	The name and state of incorporation of each of the constituent corporations of the merger are set forth below:

Name	State of Incorporation
Trinity EE, Inc. (“Trinity EE”)	Delaware
Trinity North American Freight Car, Inc. (“Freight Car”)	Delaware

SECOND:	An Agreement and Plan of Merger (the “Plan of Merger”) between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the DGCL and by all actions required by the laws under which Trinity EE and Freight Car were formed and the governing documents of Trinity EE and Freight Car.

THIRD:	Trinity North American Freight Car, Inc., a Delaware corporation, shall be the surviving corporation.

FOURTH:	The Certificate of Incorporation of Freight Car shall be the Certificate of Incorporation of the surviving corporation, and no amendments or changes to the Certificate of Incorporation of Freight Car are desired to be effected by the merger.

FIFTH:	The merger is to become effective as of 12:01 a.m. on January 1, 2007.

SIXTH:	The executed Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2525 Stemmons Freeway, Dallas, Texas 75207.

SEVENTH:	A copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

Dated: December 20, 2006

TRINITY EE, INC., a Delaware corporation

/s/ Martin Graham
Martin Graham
President

TRINITY NORTH AMERICAN FREIGHT, CAR, INC., a Delaware corporation

/s/ Martin Graham
Martin Graham
President